Exhibit 10.58

GUARANTY

THIS GUARANTY (this “Guaranty”), made as of the 23rd day of November, 2011, by REALOGY CORPORATION, a corporation organized under the laws of Delaware, having an address at 1 Campus Drive, Parsippany, New Jersey 07054 (“Guarantor”), to 175 PARK AVENUE, LLC, a New Jersey limited liability company, having an address c/o The Hampshire Companies, LLC, 83 South Street, Morristown, New Jersey 07960 (“Landlord”).
W I T N E S S E T H :
WHEREAS, Realogy Operations LLC (“Tenant”) is to execute and deliver to Landlord a Lease Agreement to be dated of even date and delivered contemporaneously herewith (the “Lease”), pursuant to which, among other things, Landlord will lease to Tenant certain premises located at 175 Park Avenue, Madison, New Jersey as more particularly set forth in the Lease;
WHEREAS, Landlord is unwilling to enter into the Lease unless it receives a guaranty by Guarantor of all of the obligations of Tenant under the Lease; and
WHEREAS, capitalized terms that are used in this Guaranty that are not defined in this Guaranty shall have the meanings ascribed to such terms in the Lease.
NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration and to induce Landlord to enter into the Lease as aforesaid, Guarantor hereby covenants and agrees as follows:
1.    Guarantor hereby unconditionally, absolutely and irrevocably guarantees to Landlord the prompt payment when due and the full and faithful performance and observance by Tenant of all of the terms, covenants, conditions, agreements and obligations now or hereafter to be paid, performed and/or observed by Tenant pursuant to the Lease, in each case in strict accordance with the terms of the Lease (all such terms, covenants, conditions, agreements and obligations being herein collectively referred to as the “Obligations”) and agrees to pay on demand any and all expenses (including reasonable counsel fees and disbursements) incurred by Landlord in enforcing any rights under this Guaranty.
2.    Guarantor guarantees that the Obligations will be paid, performed and observed strictly in accordance with the terms of the Lease, regardless of any law, statute, rule, regulations, decree or order now or hereafter in effect in any jurisdiction affecting or purporting to affect in any manner any of such terms or the rights or remedies of Landlord with respect thereto. The liability of Guarantor under this Guaranty shall be absolute and unconditional, shall not be affected, released, terminated, discharged or impaired, in whole or in part, by, and Landlord may proceed to exercise any right or remedy hereunder, irrespective of:
(i)    any lack of genuineness, regularity, validity, legality or enforceability, or the voidability, of the Lease or this Guaranty or any other agreement or instrument relating thereto;
(ii)    any amendment or modification of the terms of the Lease for which

Exhibit 10.58

Guarantor’s consent was not obtained; provided however, that in the event Landlord and Tenant enter into any amendment or modification to the Lease without Guarantor's consent, such amendment or modification shall not affect the liability of Guarantor hereunder and Guarantor shall only be liable for the Obligations under the Lease as they existed prior to such amendment or modification;
(iii)    any change in the time, manner or place of payment, performance or observance of all or any of the Obligations or any extensions of time for payment, performance or observance, whether in whole or in part, of the terms of the Lease on the part of Tenant to be paid, performed or observed, as applicable;
(iv)    any amendment or waiver of, or any assertion or enforcement or failure or refusal to assert or enforce, or any consent or indulgence granted by Landlord with respect to a departure from, any term of the Lease, including, without limiting the generality of the foregoing, the waiver of any default by Tenant, or the making of any other arrangement with, or the accepting of any compensation or settlement from, Tenant;
(v)    any failure or delay of Landlord to exercise, or any lack of diligence in exercising, any right or remedy with respect to the Lease;
(vi)    the exercise of any right or remedy under the Lease, or the obtaining of any judgment against Tenant, or the taking of any action to enforce the same;
(vii)    any bankruptcy, insolvency, assignment for the benefit of creditors, receivership, trusteeship or dissolution of or affecting Tenant;
(viii)    any exchange, surrender or release, in whole or in part, of any security which may be held by Landlord at any time for or under the Lease or in respect of the Obligations;
(ix)    any other guaranty now or hereafter executed by Guarantor or any other guarantor or the release of any other guarantor from liability for the payment, performance or observance of any of the Obligations or any of the terms of the Lease on the part of Tenant to be paid, performed or observed, as applicable, whether by operation of law or otherwise;
(x)    any rights, powers or privileges Landlord may now or hereafter have against any person, entity or collateral in respect of the Obligations;
(xi)    any assignment or successive assignments of the Lease by Tenant;
(xii)    except for the notice required below pursuant to this Section 2, the failure to give Guarantor any notices whatsoever; or
(xiii)    any other circumstances which might in any manner or to any extent constitute a defense unavailable to Tenant under the Lease;
all from time to time before or after any default by Tenant under the Lease, and with or without further notice to or assent from Guarantor; provided, however, Landlord shall, at the time it gives Tenant written notice of any default under any provisions of the Lease, give Guarantor a copy of such notice at the same time. This Guaranty shall continue to be effective or be reinstated,

Exhibit 10.58

as the case may be, and the rights of Landlord hereunder shall continue with respect to, any Obligation (or portion thereof) at any time paid by Tenant which shall thereafter be required to be restored or returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant, or for any other reason, all as though such Obligation (or portion thereof) had not been so paid or applied.
3.    Guarantor represents and warrants to Landlord that:
(a)    Guarantor is a duly organized and validly existing corporation under the laws of Delaware, and has full power, authority and legal right to execute and deliver this Guaranty and to perform fully and completely all of its obligations hereunder;
(b)    the execution, delivery and performance of this Guaranty by Guarantor has been duly authorized by all requisite action, and will not violate any provision of any law, regulation, order or decree of any governmental authority, bureau or agency or of any court binding on Guarantor, or any provision of the charter or by-laws of Guarantor, or of any contract, undertaking or agreement to which Guarantor is a party or which is binding upon Guarantor or any of its property or assets and will not result in the imposition or creation of any lien, charge or encumbrance on, or security interest in, any of its property or assets pursuant to the provisions of any of the foregoing;
(c)    all necessary resolutions, consents, licenses, approvals and authorizations of any person or entity required in connection with the execution, delivery and performance of this Guaranty have been duly obtained and are in full force and effect;
(d)    this Guaranty has been duly executed and delivered by a duly authorized officer of Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and doctrines of equity affecting the availability of specific enforcement as a remedy; and
(e)    Tenant is an indirect wholly owned subsidiary of Guarantor.
4.    Guarantor hereby waives (i) notice of acceptance of this Guaranty and of any change in the financial condition of Tenant, (ii) promptness, diligence, and presentment and demand for payment, performance or observance of any of the Obligations, (iii) protest, notice of dishonor, notice of default and any other notice with respect to any of the Obligations and/or this Guaranty, except for the notice required pursuant to Section 2 of this Guaranty, (iv) any demand for payment under this Guaranty, (v) any requirement that Landlord exhaust any right or remedy or take any action against Tenant or any collateral or other security available to it, and agrees that Landlord may enforce its rights hereunder without having recourse to any rights under the Lease, and without taking any actions or proceedings against Tenant, or any collateral or security for any of the Obligations, (vi) the right to interpose all substantive and procedural defenses of the law of guaranty, indemnification and suretyship, except the defenses of prior payment or prior performance by Tenant of the Obligations which Guarantor is called upon to pay or perform under this Guaranty, (vii) all rights and remedies accorded by applicable law to guarantors, or sureties, including, without being limited to, any extension of time conferred by any law now or hereafter in effect, (viii) the right to trial by jury in any action or proceeding of any kind arising on, under, out of, or by reason of or relating, in any way, to this Guaranty or the interpretation, breach or enforcement hereof, (ix) the

Exhibit 10.58

right to interpose any setoff or counterclaim of any nature or description in any action or proceeding arising hereunder or with respect to this Guaranty (except that Guarantor shall have the benefit of such offset and abatement rights as are reserved to Tenant under the Lease) and (x) any right or claim of right to cause a marshaling of the assets of Tenant or to cause Landlord to proceed against Tenant and/or any collateral or security held by Landlord at any time or in any particular order.
5.    Landlord shall have the right to enforce this Guaranty without pursuing any rights or remedies of Landlord against Tenant, or any collateral or security Landlord may hold, it being intended that immediately upon any breach or default by Tenant in the payment, performance or observance of any term in the Lease, Landlord can enforce its rights directly against Guarantor under this Guaranty. Landlord may commence any action or proceeding based upon this Guaranty directly against Guarantor without making Tenant a party defendant in such action or proceeding. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor either in the same action, if any, brought against Tenant or in separate actions, as often as Landlord, in its sole discretion, may deem advisable.
6.    Any and all amounts required to be paid by Guarantor hereunder shall be paid in lawful money of the United States of America and in immediately available funds to Landlord. All payments by Guarantor shall be made for the benefit of Landlord in accordance with the terms herein set forth without setoff or counterclaim.
7.    Guarantor hereby waives any rights it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Obligations shall have been paid, performed and observed in full. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid, performed or observed in full, such amount shall be held in trust for the benefit of Landlord and shall forthwith be paid to Landlord to be credited and applied upon the Obligations in accordance with the terms of the Lease.
8.    No amendment or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Landlord, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay on the part of Landlord in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights and no notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of Landlord to take further action without notice or demand.
9.    All rights and remedies of Landlord under this Guaranty shall be cumulative and may be exercised singly or concurrently.
10.    Guarantor agrees that it will, at any time and from time to time, within ten (10) Business Days following request by Landlord, execute and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if modified, that the same is in full force and effect as modified and stating such modifications).
11.    Every notice or other communication required or contemplated by this Guaranty shall be in writing and sent by: (i) certified or registered mail, postage prepaid, return receipt

Exhibit 10.58

requested, or (ii) nationally-recognized overnight courier, such as Federal Express or UPS, in each case addressed to the intended recipient at the addresses set forth below or at such other addresses as the intended recipient previously designated by written notice to the other party. Notices given under section (i) above shall be deemed given three (3) Business Days after deposited with the U.S. Postal Service. Notices given under section (ii) above shall be deemed given one (1) Business Day after deposited with such courier service in time for next business day delivery. Any notice delivered by the attorney for Guarantor or Landlord shall be deemed to be delivered by Guarantor or Landlord, as the case may be.
If to Guarantor:
Prior to Commencement Date:
Realogy Corporation
1 Campus Drive
Parsippany, New Jersey 07054
Attn: Vice President, Corporate Real Estate
with a copy to:
Realogy Corporation
1 Campus Drive
Parsippany, New Jersey 07054
Attn: General Counsel, Legal Department
From and after the Commencement Date:
Realogy Corporation
175 Park Avenue
Madison, New Jersey 07940
Attn: Vice President, Corporate Real Estate
with a copy to:
Realogy Corporation
175 Park Avenue
Madison, New Jersey 07940
Attn: General Counsel, Legal Department

If to Landlord:

Exhibit 10.58

175 Park Avenue, LLC
c/o The Hampshire Companies, LLC
83 South Street
Morristown, New Jersey 07960
Attention: Mark S. Rosen
With a copy to
Drinker Biddle & Reath LLP
500 Campus Drive
Florham Park, New Jersey 07932-1047
Attention: Michael E. Rothpletz, Jr., Esq.
12.    This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment, performance and/or observance in full of the Obligations and all other amounts payable under this Guaranty, (ii) be binding upon Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by Landlord and its successors, transferees and assigns or by any person to whom Landlord’s interest in the Lease may be assigned. Wherever in this Guaranty reference is made to Landlord or Tenant, the same shall be deemed to refer also to the then successor or assign of Landlord or Tenant.
13.    This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New Jersey applicable to agreements made and to be performed entirely within said state.
14.    If any term, covenant, condition or provision of this Guaranty or the application thereof to any circumstance or to Guarantor shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Guaranty or the application thereof to any circumstances or to Guarantor other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of each, shall not be affected thereby and each remaining term, covenant, condition and provision of this Guaranty shall be valid and shall be enforceable to the fullest extent permitted by law.
15.    (a)    To the extent that Guarantor or any of its property has, or may hereafter acquire, directly or indirectly, any right of immunity from the jurisdiction of any court or from any legal process (including immunity from attachment prior to judgment) on the grounds of diplomatic status, sovereignty or any other claims for immunity, Guarantor hereby irrevocably waives any such right or immunity in respect of its obligations arising under or in connection with this Guaranty. Guarantor represents and warrants to Landlord that it is not now entitled, directly or indirectly, to any such diplomatic or sovereign immunity or any other form of immunity and that it is not owned or controlled by any foreign governmental entity or agency and agrees that, should Landlord bring any suit, action or proceeding in the State of New Jersey or any other jurisdiction to enforce any obligation or liability of Guarantor arising under or in connection with this Guaranty, no such immunity will be claimed by or on behalf of Guarantor.
(b)    All disputes arising out of or relating to this Guaranty and all actions to enforce this Guaranty may be adjudicated in the state courts of the State of New Jersey or the federal courts sitting in the State of New Jersey and each party hereby irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding arising out of or relating to this Guaranty or in any action to enforce this Guaranty. So far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Paragraph 15, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of either party in any such court.
(c)    Provided that service of process is effected upon Guarantor in one of the manners hereafter specified or as otherwise permitted by law, Guarantor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise (i) any objection which it may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in any court which is mentioned in Paragraph 15(b) or (ii) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Provided that service of process is effected upon Guarantor in one of the manners specified in this Paragraph 15 or as otherwise permitted by law, Guarantor agrees that any final judgment from which Guarantor has not or may not appeal or further appeal in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon Guarantor and may, so far as is permitted under the applicable law, be enforced in any domestic or foreign courts to the jurisdiction of which Guarantor is subject.
(d)    Guarantor hereby consents to process being served in any suit, action or proceeding relating to this Guaranty by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to Guarantor at the address set forth in Paragraph 11 hereof.

Exhibit 10.58

(e)    Guarantor shall execute and deliver to Landlord, upon Landlord’s request, all such further instruments as may be necessary to make effective any provision of this Paragraph 15
(f)    Nothing in this Paragraph 15 shall effect the right of Landlord to serve process in any manner permitted by law or limit the right of Landlord pursuant to applicable law to bring proceedings against Guarantor in the courts of any jurisdiction or jurisdictions.
16.    Guarantor shall keep proper books and records of account in accordance with generally accepted (or other recognized) accounting principles. Within ten (10) days after any request therefor from Landlord, Guarantor shall deliver to Landlord a balance sheet and statement of income and expense for Guarantor’s most recently completed fiscal year and such other reasonable financial information as Landlord may reasonably request from time to time; provided, however, if Landlord makes such request for a balance sheet and statement of income and expense within ninety (90) days following the end of Guarantor’s most recently completed fiscal year and the applicable balance sheet and statement of income and expense have not yet been prepared, then Guarantor shall deliver to Landlord the balance sheet and statement of income and expense for the fiscal year immediately prior to Guarantor’s most recently completed fiscal year. All financial statements delivered to Guarantor pursuant to this Paragraph 16 must (i) be certified by the chief financial officer of Guarantor if such financial statements are unaudited, or (ii) if audited by an accounting firm, be accompanied by an opinion of such accounting firm. Notwithstanding the foregoing, if Guarantor files periodic reports with the Securities and Exchange Commission of the United States or any other United States governmental authority that include audited financial statements of Guarantor, and such annual audited financial statements are publicly available through such agency’s web site, then Guarantor shall not be obligated to provide to Landlord the balance sheet, statement of income and expense or other financial information set forth in this Paragraph 16.
17. This Guaranty may be simultaneously executed in several counterparts, each of which when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes.
IN WITNESS WHEREOF, Guarantor and Landlord have executed and delivered this Guaranty as of the date first above written.

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Exhibit 10.58

WITNESS:	Guarantor: REALOGY CORPORATION
/s/ Seth Truwit________________	By:/s/ David J. Weaving_____________ David J. Weaving Executive Vice President & Chief Administrative Officer
WITNESS:	Landlord: 175 PARK AVENUE, LLC By: Hampshire Partners Fund VIII, L.P., Its Sole Member By: Hampshire Partners VIII, LLC, Its General Partner
/s/ Kim Stirba-Reynolds_________	By:/s/ James E. Hanson_____________ James E. Hanson II President